EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Daniel R. Boncel, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Limelight Networks, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	By:	/s/ DANIEL R. BONCEL
	Name:	Daniel R. Boncel
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)